Exhibit 99.1

Overseas Shipholding Group, Inc.	PRESS RELEASE

OSG Completes Spin-Off of its International Business, International Seaways

Tampa, FL – December 1, 2016 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) announced today that it has completed the previously announced separation of OSG into two independent, publicly traded companies: Overseas Shipholding Group and International Seaways (NYSE: INSW).

“Today marks the start of an exciting new chapter for OSG. We are now a more sharply focused company with a leading and diversified position in the Jones Act market,” said Sam Norton, OSG’s SVP & President and CEO of the U.S. Flag Strategic Business Unit. “We are confident that this focus will allow us to leverage our trusted operating franchise and strong balance sheet to address growth opportunities and drive shareholder value. We will continue to focus on the quality of our operations so as to ensure the delivery of safe, clean, reliable, incident-free transportation services to our customers,” Norton concluded.

At 5:00 p.m. on Nov. 30, 2016, 100 percent of the shares of International Seaways were distributed to OSG shareholders and warrant holders. OSG shareholders received 0.3333 shares of International Seaways common stock for every one share of OSG common stock held at 5:00 p.m. on November 18, 2016, the record date for the spin-off.

For each OSG warrant held on the record date, OSG warrant holders received 0.3333 shares of INSW common stock for every one share of OSG common stock they would have received if they exercised those warrants immediately prior to the distribution date (or approximately 0.06332 INSW shares per warrant). OSG shareholders and warrant holders received cash in lieu of any fractional shares.

International Seaways common stock will begin “regular way” trading on the NYSE under the symbol “INSW” on December 1, 2016.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 24-vessel U.S. Flag fleet consists of eight ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Overseas Shipholding Group, Inc.	PRESS RELEASE

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to issue dividends and make payments to security holders, its prospects, including statements regarding trends in the tanker and articulated tug/barge markets, and possibilities of spin-offs or certain strategic alliances and investments. Forward-looking statements are based on each of the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and the Registration Statement on Form 10 for INSW and in similar sections of other filings made by each of the Companies with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media:
Overseas Shipholding Group, Inc.
Brian Tanner, 212-578-1645
btanner@osg.com